Exhibit 3.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

________________________________________________

         Certificate of Amendment
     (PURSUANT TO NRS 78.385 and 78.390)
________________________________________________

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

 USE BLACK INK ONLY - DO NOT HIGHLIGHT


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:

Sage Interactive, Inc.

2. The articles have been amended as follows (provide article numbers, if available)

The articles of incorporation of the corporation are hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

Article I: The name of this corporation is Network Cadence, Inc.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.8%


4.   Effective date of filing (optional):

                  (must not be later than 90 days after the certificate is filed



5.   Signature (required):

X //signed//
-----------------------
Signature of Officer


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the properfees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.


                                    Nevada Secretary of State Amend Profit-After
                                                               78.385 Amend 2003
                                                                 Revised: 7-1-08

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